Exhibit 99.1

MEDLEY ANNOUNCES KEY EXECUTIVE PROMOTIONS

New York, New York -- Medley Management Inc. (the “Company”, NYSE: MDLY) announced today the promotions of Howard Liao to Chief Executive Officer (“CEO”), Dean Crowe to President and David Richards to Chief Operating Officer effective May 3, 2021. Howard Liao succeeds co-CEOs Brook Taube and Seth Taube each of whom will remain co-Chairman and continue to support the existing management team and provide strategic guidance.

“On behalf of our Board of Directors, we are pleased to announce these well-deserved promotions of our existing management team,” said Brook Taube. “Howard, Dean and Dave are proven and respected executives who I am confident will lead Medley to great success in the years to come.”

Mr. Liao said, “I am honored to be named the next CEO of Medley, and want to thank both Brook and Seth and the Board for the confidence they have placed in me, Dean and Dave to lead Medley going forward.”

Mr. Liao is currently the Chief Investment Officer and will retain this title. Mr. Richards is currently the Chief Credit Officer and will retain this title.

About Medley

Medley is an alternative asset management firm offering yield solutions to retail and institutional investors. Medley has $2.9 billion of assets under management in one business development company, Sierra Income Corporation, and several private investment vehicles. Over the past 19 years, Medley has provided capital to over 450 companies across 35 industries in North America.

Medley LLC, the operating company of Medley Management Inc., has outstanding bonds which trade on the NYSE under the symbols (NYSE:MDLX) and (NYSE:MDLQ).

Forward-Looking Statements

Statements included herein may contain "forward-looking statements." Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission (the "SEC"), including those described in the section "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Such forward-looking statements include, without limitation: the impact of COVID19 on our business; the ability of the Company to continue as a going concern; the timing and outcome of the SEC's investigation and pending Chapter 11 proceedings; Medley LLC's ability to repay, refinance or restructure its debt; general volatility of the capital markets and the market price of our common stock; availability, terms and deployment of capital; and availability of qualified personnel. These and other risk factors are more fully discussed in the Company's filings with the SEC.

Except as required by law, the Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements made herein speak only as of the date of this press release.

1 Medley Management Inc. is the parent company of Medley LLC and several registered investment advisors (collectively, "Medley”). Assets under management refers to assets of our funds, which represents the sum of the net asset value of such funds, the drawn and undrawn debt (at the fund level, including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). Assets under management are as of December 31, 2020.

Available Information

Medley LLC's filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available at www.mdly.com.

Investor Contact:

Sam Anderson

Head of Capital Markets & Risk Management

Medley Management Inc.

212-759-0777

Media Contact:

Jonathan Gasthalter/Nathaniel Garnick

Gasthalter & Co. LP

212-257-4170